                                                Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes.
On July 2, 2023, pursuant to the previously announced Share Sale Agreement (the “Sale Agreement”), dated April 17, 2023, by and between JW International Holdings, Inc. (“JW International”), a wholly-owned subsidiary of JELD-WEN Holding, Inc., a Delaware corporation (the “Company” or "JELD-WEN"), and Aristotle Holding III Pty Limited (the “Buyer”), a subsidiary of Platinum Equity Advisors, LLC, JW International completed the sale to Buyer of all the outstanding capital stock of JELD-WEN Australia Pty. Ltd., which holds, directly or indirectly through a subsidiary, all of the assets and operations of the Company’s Australasia business (the “Disposal Transaction”). The Company received net cash proceeds of approximately $446 million from the Disposal Transaction.
The unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and gives effect to the Disposal Transaction. The unaudited pro forma condensed consolidated balance sheet as of April 1, 2023, reflects the Company’s financial position as if the Disposal Transaction had occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the three months ended April 1, 2023, and for each of the years ended December 31, 2022, 2021, and 2020 reflect the Company’s operating results as if the Disposal Transaction had occurred as of January 1, 2020. In addition, the unaudited pro forma condensed consolidated statements of operations for the three months ended April 1, 2023, and the year ended December 31, 2022, reflect certain adjustments that are incremental to those related to the Disposal Transaction discussed above, described herein, as if they occurred on January 1, 2022. In our future public filings, the historical financial results of the JELD-WEN Australasia business ("JW Australia") will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Company's Form 10-K for the year ended December 31, 2022, and
•the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the three months ended April 1, 2023

The unaudited pro forma condensed consolidated financial information has been prepared based upon the best available information and management estimates and is subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The pro forma financial information is not intended to be a complete presentation of the Company’s financial position or results of operations had the Disposal Transaction occurred as of and for the periods presented. In addition, the unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the Disposal Transaction been completed on the dates assumed. The actual financial position and results of operations may materially differ from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date.

The “Historical JELD-WEN” column in the unaudited pro forma condensed consolidated financial information reflects our historical condensed consolidated financial statements for each of the periods presented and does not reflect any adjustments related to the Disposal Transaction and related transactions.

The “JW Australia Discontinued Operations” column in the unaudited pro forma condensed consolidated financial information gives effect to the Disposal Transaction and has been prepared consistent with the guidance for discontinued operations, ASC 205-20 Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”), under U.S. GAAP. Therefore, the Company did not allocate any general corporate overhead expenses to the discontinued operation. As such, the unaudited pro forma condensed consolidated financial information does not reflect what our results of operations would have been on a stand-alone basis and is not necessarily indicative of future results of operations. In addition, our current estimates for discontinued operations are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2023, as well as the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The “Other Separation Adjustments” column in the unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Disposal Transaction on the Company’s financial condition and results of operations.

JELD-WEN Holding, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of April 1, 2023
		Pro Forma Transaction Accounting Adjustments
(amounts in millions, except share and per share data)	Historical JELD-WEN	JW Australia Discontinued Operations Note 2 (a)	Other Separation Adjustments	Note 2	Pro Forma JELD-WEN
ASSETS
Current assets
Cash and cash equivalents	$202.6	$(56.7)	$(8.4)	(b) (c)	$137.5
Restricted cash	1.4	—	—		1.4
Accounts receivable, net	702.4	(84.2)	—		618.2
Inventories	637.8	(71.4)	—		566.4
Other current assets	80.3	(7.2)	—		73.1
Assets held for sale	128.5	—	—		128.5
Total current assets	1,753.0	(219.5)	(8.4)		1,525.1
Property and equipment, net	758.1	(120.3)	—		637.8
Deferred tax assets	200.8	(12.8)	—		188.0
Goodwill	463.6	(77.8)	—		385.8
Intangible assets, net	186.7	(42.7)	—		144.0
Operating lease assets, net	166.9	(37.4)	—		129.5
Other assets	31.4	(1.8)	—		29.6
Total assets	$3,560.5	$(512.3)	$(8.4)		$3,039.8
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$348.4	$(38.9)	$—		$309.5
Accrued payroll and benefits	131.8	(26.8)	—		105.0
Accrued expenses and other current liabilities	294.6	(44.9)	9.3	(d) (e) (f)	259.0
Current maturities of long-term debt	29.1	(0.3)	—		28.8
Liabilities held for sale	6.7	—	—		6.7
Total current liabilities	810.6	(110.9)	9.3		709.0
Long-term debt	1,721.2	(0.5)	(447.4)	(c)	1,273.3
Unfunded pension liability	38.3	(4.7)	—		33.6
Operating lease liability	133.0	(29.1)	—		103.9
Deferred credits and other liabilities	101.0	(2.1)	2.1	(d)	101.0
Deferred tax liabilities	8.7	(0.9)	—		7.8
Total liabilities	2,812.8	(148.2)	(436.0)		2,228.6
Shareholders’ equity
Common Stock	0.8	—	—		0.8
Additional paid-in capital	738.8	—	—		738.8
Retained earnings	145.6	(384.7)	421.8	(b) (c) (e) (f) (g)	182.7
Accumulated other comprehensive loss	(137.5)	20.6	5.8	(g)	(111.1)
Total shareholders’ equity	747.7	(364.1)	427.6		811.2
Total liabilities and shareholders’ equity	$3,560.5	$(512.3)	$(8.4)		$3,039.8
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

JELD-WEN Holding, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the three months ended April 1, 2023
		Pro Forma Transaction Accounting Adjustments
(amounts in millions, except share and per share data)	Historical JELD-WEN	JW Australia Discontinued Operations Note 2 (a)	Other Separation Adjustments	Note 2	Pro Forma JELD-WEN
Net revenues	$1,222.6	$(145.7)	$3.6	(h)	$1,080.5
Cost of sales	990.5	(105.4)	3.6	(h)	888.7
Gross margin	232.1	(40.3)	—		191.8
Selling, general and administrative	185.5	(32.7)	—		152.8
Restructuring and asset related charges, net	9.3	—	—		9.3
Operating income	37.3	(7.6)	—		29.7
Interest expense, net	21.2	0.3	(6.3)	(j)	15.2
Other income, net	(5.2)	1.4	—		(3.8)
Income before taxes	21.3	(9.3)	6.3		18.3
Income tax expense	6.2	(2.6)	1.7	(k)	5.3
Net income	$15.1	$(6.7)	$4.6		$13.0

Weighted average common shares outstanding
Basic	84,598,945				84,598,945
Diluted	85,149,088				85,149,088
Net Income Per Share
Basic	$0.18				$0.15
Diluted	$0.18				$0.15
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

JELD-WEN Holding, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2022
		Pro Forma Transaction Accounting Adjustments
(amounts in millions, except share and per share data)	Historical JELD-WEN	JW Australia Discontinued Operations Note 2 (a)	Other Separation Adjustments	Note 2	Pro Forma JELD-WEN
Net revenues	$5,129.2	$(611.0)	$25.7	(h)	$4,543.9
Cost of sales	4,183.8	(451.5)	25.7	(h)	3,758.0
Gross margin	945.4	(159.5)	—		785.9
Selling, general and administrative	766.1	(112.0)	10.1	(i)	664.2
Goodwill impairment	54.9	—	—		54.9
Restructuring and asset related charges, net	18.2	(0.6)	—		17.6
Operating income	106.2	(46.9)	(10.1)		49.2
Interest expense, net	82.1	0.4	(24.9)	(j)	57.6
Loss on extinguishment of debt	—	—	6.5	(j)	6.5
Other income, net	(54.9)	1.5	(18.4)	(i)	(71.8)
Income before taxes	79.0	(48.8)	26.7		56.9
Income tax expense	33.3	(15.2)	7.1	(k)	25.2
Net income	$45.7	$(33.6)	$19.6		$31.7

Weighted average common shares outstanding
Basic	86,374,499				86,374,499
Diluted	87,075,176				87,075,176
Net Income Per Share
Basic	$0.53				$0.37
Diluted	$0.53				$0.37
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

JELD-WEN Holding, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2021
		Pro Forma Transaction Accounting Adjustments
(amounts in millions, except share and per share data)	Historical JELD-WEN	JW Australia Discontinued Operations Note 2 (a)	Other Separation Adjustments	Note 2	Pro Forma JELD-WEN
Net revenues	$4,771.7	$(610.7)	$20.7	(h)	$4,181.7
Cost of sales	3,796.4	(458.4)	20.7	(h)	3,358.7
Gross margin	975.3	(152.3)	—		823.0
Selling, general and administrative	704.9	(100.4)	—		604.5
Restructuring and asset related charges, net	3.0	(0.4)	—		2.6
Operating income	267.4	(51.5)	—		215.9
Interest expense, net	77.6	(0.8)	—		76.8
Other income, net	(14.5)	2.6	—		(11.9)
Income before taxes	204.3	(53.3)	—		151.0
Income tax expense	35.5	(15.8)	—		19.7
Net income	$168.8	$(37.5)	$—		$131.3

Weighted average common shares outstanding
Basic	96,563,155				96,563,155
Diluted	98,371,142				98,371,142
Net Income Per Share
Basic	$1.75				$1.36
Diluted	$1.72				$1.33
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

JELD-WEN Holding, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2020
		Pro Forma Transaction Accounting Adjustments
(amounts in millions, except share and per share data)	Historical JELD-WEN	JW Australia Discontinued Operations Note 2 (a)	Other Separation Adjustments	Note 2	Pro Forma JELD-WEN
Net revenues	$4,235.7	$(529.9)	$11.0	(h)	$3,716.8
Cost of sales	3,333.8	(377.2)	11.0	(h)	2,967.6
Gross margin	901.9	(152.7)	—		749.2
Selling, general and administrative	702.7	(112.4)	—		590.3
Restructuring and asset related charges, net	10.5	(0.3)	—		10.2
Operating income	188.7	(40.0)	—		148.7
Interest expense, net	74.8	(1.1)	—		73.7
Other income, net	(2.8)	(2.6)	—		(5.4)
Income before taxes	116.7	(36.3)	—		80.4
Income tax expense	25.1	(12.0)	—		13.1
Net income	$91.6	$(24.3)	$—		$67.3

Weighted average common shares outstanding
Basic	100,633,392				100,633,392
Diluted	101,681,981				101,681,981
Net Income Per Share
Basic	$0.91				$0.67
Diluted	$0.90				$0.66
See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information has been prepared from JELD-WEN’s historical accounting records and in accordance with Article 11 of SEC Regulation S-X Pro Forma Financial Information.

JW Australia discontinued operations reflect associated assets, liabilities, and stockholders’ equity and results of operations attributable to JW Australia which were included in the Company’s historical consolidated financial statements in accordance with ASC 205-20. The amounts exclude the following:

i.General corporate overhead costs which were historically allocated to JW Australia that do not meet the requirements to be presented in discontinued operations. Such allocations included royalties relating to certain brands, and labor and non-labor costs primarily related to the Company’s corporate information technology function.
ii.The impact of intercompany activity that was eliminated in consolidation, other than revenue for product sold to the Company, which has been included in Net revenues of discontinued operations as these transactions are expected to continue under supply agreements as further detailed in Note 2 (d).

Note 2. Pro Forma Adjustments and Assumptions
(a)     The JW Australia Discontinued Operations column of the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations, respectively, presents the pro forma adjustments to historical financial results directly attributable to the Disposal Transaction in accordance with ASC 205-20. Transaction costs related to the Disposal Transaction included in selling, general and administrative expenses in the JW Australia Discontinued Operations column of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 and three months ended April 1, 2023 were $1.8 million in both periods.
(b)     Other Separation Adjustments include $445.5 million of cash receipts from the Disposal Transaction and related foreign currency derivative contracts. Cash proceeds of $154.7 million and AUD $431.5 million received from the Buyer are net of adjustments specified in the terms of the Sale Agreement related primarily to the exclusion of an outstanding note due from the Company to JW Australia and transaction costs. The AUD $431.5 million of cash received from the Buyer was exchanged for $290.8 million utilizing the foreign currency derivative contracts.
(c)    Other Separation Adjustments include $453.9 million expected use of cash to redeem $200 million of the Company’s 4.625% Senior Notes due December 2025, $250 million of the Company’s 6.250% Senior Secured Notes due May 2025 and the related $3.9 million of call premium. The estimated carrying value of these notes as of the expected redemption date is $447.4 million.
(d)    The Company entered into supply agreements with JW Australia whereby the Company agreed to purchase doors based on historical volumes. The supply agreements each have an initial term of five years commencing on January 1, 2023, with automatic annual renewal terms, that may be terminated by either party with notice. One of the supply agreements includes a penalty for unfulfilled volume commitments during the first two years of the agreement. Other Separation Adjustments of $2.1 million, related to anticipated supply agreement penalties, are included in both accrued expenses and other current liabilities and deferred credits and other liabilities in the unaudited pro forma condensed consolidated balance sheet.
(e)    In conjunction with the Disposal Transaction, the Company entered into an agreement to reimburse JW Australia for certain costs to upgrade specific IT systems up to a capped amount of approximately $6.0 million. Other Separation Adjustments reflects an obligation of this amount.
(f)    Other Separation Adjustments reflect the accrual of $1.2 million of estimated transaction costs incurred from April 2, 2023 through the closing date of the Disposal Transaction and are not among those described in Note 2 (b) as being paid using proceeds from the Disposal Transaction.
(g)    Other Separation Adjustments reflect the release of currency translation adjustments directly attributable to JW Australia.
(h)    Net revenues reflects the recognition of intercompany transactions between JELD-WEN and JW Australasia that were eliminated in consolidation prior to the Disposal Transaction that are now reflected as third-party sales.
(i)    In conjunction with the Disposal Transaction, the Company entered into a transition services and separation agreement with JW Australia (the “TSA”). Under the terms of the TSA, among other things, the Company will provide certain information technology post-closing services on a transitional basis for up to 24 months. The adjustments assume we complete the obligations under the TSA over a 12-month period. Other Separation Adjustments reflect estimated incremental expenses of $10.1 million, primarily related to the estimated cost of consultants to complete the separation of IT systems for JW Australia, and income of $18.4 million.

(j)    Other Separation Adjustments reflect the reduction of interest expense and loss on extinguishment of debt due to the expected redemption of long-term debt described in Note 2 (c).
(k)    Other Separation Adjustments reflect the estimated income tax impact of the pro forma adjustments at the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented.